                                                                   EXHIBIT 10.15

IBM
Software Vendor Marketing Partnerships
--------------------------------------------------------------------------------

                        Marketing Relationship Agreement

This is a Marketing Relationship Agreement ("MRA") between ShowCase Corporation ("You") and International Business Machines Corporation ("IBM"). The complete Agreement between the parties consists of this MRA and the following Attachments and Exhibits:

a)       Attachment - Reseller
b)       Attachment - Cooperative Marketing
c)       Attachment -- Public Sector Terms
d)       Attachment - Certificate of Originality
e)       Exhibit - Your End User License

Both parties accept the terms of this Agreement and identified Attachments and Exhibits by signing below. If there is a conflict among the terms of this MRA and any of its Attachments, the terms of the MRA prevail unless the Attachment expressly indicates that particular terms within the Attachment prevail.

This Agreement supersedes and terminates Software Vendor Marketing Programs Agreement No. VMP-575, dated January 15, 1997, and all other prior oral or written communications between the parties relating to the subject matter hereof. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law. This Agreement may only be modified by a writing signed by both parties.

AGREED TO:                                  AGREED TO:

International Business Machines             ShowCase Corporation
   Corporation

By:     /s/ J. W. Mason                     By:    /s/ Craig W. Allen
   ----------------------------                ------------------------------
   J. W. Mason                                 Craig W. Allen
   ----------------------------
                                            Print Name

General Manager, Solution
   Developer Marketing                      CFO
-------------------------------             ---------------------------------
                                            Title
          5/28/97                                         5/23/97
-------------------------------             ---------------------------------
Date                                        Date

===============================================================================

1.   Definitions

Capitalized terms in this Agreement have the following meanings:

Affiliates are Subsidiaries, wholesalers, dealers, distributors, agents and other entities either party separately uses to perform its obligations under this Agreement. For IBM, some Affiliates may also be called IBM Business Partners or Business Associates.

Application Template(s) are application specific screens created using the Products and do not require any modifications to the Products Code.

Code is computer programming code including both Object Code and Source Code:

a) Object Code is computer programming code in substantially binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly.

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b) Source Code is computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill. It includes related source code level system documentation, comments and procedural code and all "Error" corrections and "Enhancements". Source Code does not include Object Code.

Enhancements are changes or additions to the Products:

a) Basic Enhancements are all Enhancements, other than Major Enhancements, including those that support new releases of operating systems and devices, and correct Errors.

b) Major Enhancements provide substantial additional value and are normally offered to customers for an additional charge.

Error is a) any mistake, problem or defect that causes a Product to malfunction or to fail to meet its specifications; or b) any incorrect or incomplete statement or diagram in the related documentation that causes a Product to be materially inaccurate or inadequate.

Maintenance Support is the Service provided when a customer identifies an Error. There are three levels:

a) Level 1 is the Service provided in response to the customer's initial contact identifying an Error.

b) Level 2 is the Service provided to reproduce and attempt to correct the Error, or to find that the Service provider cannot reproduce the Error.

c) Level 3 is the Service provided to isolate the Error at the component level of the Products. The Service provider distributes the Error correction or circumvention, or gives notice if no correction or circumvention is found.

Marketing Materials are Product brochures, manuals, technical specification sheets, demonstration presentations, Product education and training materials, Product descriptions used in electronic online services, and other marketing sales literature provided by you to IBM for IBM's use in performance of marketing activities. IBM's use of Marketing Materials may include transmission of them through electronic marketing services.

New Products include a) all Major Enhancements to your Products; b) any of your other software products that render your existing Products downlevel or obsolete; and c) any of your other software products you make generally available that perform functions similar to your existing Products.

Preload is the installation of a single copy of the Product(s) onto a non-volatile storage device which is functionally integrated into a computer system and shipped as part of the computer system by IBM.

Products are your computer programs in Object Code form, including documentation, related materials, maintenance modifications, Basic Enhancements and any security devices or "locks" that are listed in this Agreement.

Services are activities associated with the Products, such as Maintenance Support. Services includes all three levels of Maintenance Support unless stated otherwise.

Subsidiary is an entity that is owned or controlled directly or indirectly (by more than 50% of its voting stock, or if not voting stock, decision-making power) by you or IBM.

2.   Product Marketing

2.1 IBM may, at its sole discretion, elect to either: a) acquire your Products from you at the IBM Rate established herein and market and resell such Products for licensing to customers (directly or through distribution channels) and at prices established by IBM (the terms of the Reseller Attachment shall apply to all such transactions); or b) request to assist you, for a fee, in the marketing of your Products to customers at prices established by you (the terms of the Cooperative Marketing Attachment shall apply to all such transactions).

2.2 IBM customers may include agencies or other units of the Federal Government, or third parties under contract with the Federal Government ("Public Sector"). In the event IBM desires to market your Products to Public Sector customers, the "Public Sector Attachment" (attached) shall be considered part of this Agreement.

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2.3 IN NO EVENT SHALL IBM BOTH RESELL AND COOPERATIVELY MARKET YOUR PRODUCTS TO
A SPECIFIC CUSTOMER AT THE SAME TIME; THEREFORE, EITHER THE TERMS OF THE RESELLER ATTACHMENT OR THE COOPERATIVE MARKETING ATTACHMENT SHALL GOVERN AND IN NO EVENT SHALL BOTH BE IN EFFECT AT THE SAME TIME FOR A SPECIFIC CUSTOMER.

3.   Territory

The territory for this Agreement shall consist of the United States and Puerto Rico.

4.   License Grant

4.1 To enable IBM to effectively market your Products and Services to customers, you grant IBM certain non-exclusive rights and licenses. These rights and licenses include the ability for IBM to use, copy, translate, reproduce, display, perform, Preload, market and distribute, in any medium or distribution technology whatsoever, whether known or unknown, the Products, trade marks and tradenames, and associated Marketing Materials internally and to customers for purposes of promoting the products, training IBM employees and IBM Affiliates on the Products, and in some cases, providing additional services for the Products to customers, including but not limited to the manufacturing or having manufactured copies of your Products on separate media or Preloading them onto computer systems.

4.2 IBM customers may include agencies or other units of a federal government, or third parties under contract with a federal government ("Public Sector"). In the event IBM desires to market your Products to Public Sector customers, the terms and conditions contained in the "Public Sector Attachment" (attached) shall be considered part of this Agreement.

4.3 You authorize us to use Your trademarks, trade names and copyrighted materials for the Products solely for marketing them under this Agreement. Except as provided for in section 3 of the Cooperative Marketing Attachment, entitled "IBM Business Partner Emblem," you will not use our trademarks or trade names without our prior written approval.

4.4 To further enhance IBM's ability to market the Products and Services, you hereby grant to IBM a worldwide, non-exclusive right and license to use the Products for creation of Application Templates. This right and license includes the ability for IBM to make, have made, use, have used, execute, reproduce, display, perform, prepare and distribute Application Templates in any medium or distribution technology whatsoever, whether known or unknown. IBM has all right, title and interest (including ownership of copyright) in such Application Templates prepared by or on behalf of IBM. IBM will not owe you any additional payments for this Application Templates license or for Application Templates IBM markets and distributes to its customers in conjunction with the marketing of the Products. You are not responsible for support of the Application Templates or their associated maintenance.

4.5 These license grants include the right for IBM to authorize its Affiliates to do some or all of the foregoing. This Agreement does not grant IBM any ownership to any of the copyright rights in the Products.

5.   End User License:

Except in sublicensing situations as set forth in the Reseller Attachment, IBM will license the Products to customers under the terms of your End User License. You will include a copy of your End User License with each Product before you ship it to IBM's customer. It must be packaged so the customer has the opportunity to review your End User License before use of the Product. IBM will obtain the customer's signature on the End User License, if their signature is required. IBM is not a party to the End User License and does not assume any obligation for violations of it. You agree to modify your End User License, if necessary, to comply with the terms and conditions of this agreement. The terms of this Agreement, including its Attachments, and your End User License provide specific legal rights; however, other rights may apply or may vary from jurisdiction to jurisdiction. You agree to modify your End User License as appropriate to comply with the law of each country(s) in the territory in which IBM or an IBM Affiliate is actively marketing your Products. You further agree to provide a reasonable number of copies of your End User License to IBM at no additional charge, written in the local language(s) of each country in the territory in which IBM or an IBM Affiliate is actively marketing your Products.

6.   New Products/Withdrawal from Marketing

You represent that the Products available to IBM under this Agreement are always the most current release or version that is available to your customers. If you make New Products available to your customers, IBM may offer such New Products to its customers under the terms of this Agreement. You will give IBM at least six months notice prior to withdrawing any Product (including any version) from marketing or support.

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7.   Market Support:

You agree to provide the following market support activities to IBM and its Affiliates at no additional charge during the term of this Agreement. All of your personnel providing market support will have sufficient Product knowledge and skills to adequately perform the support Services requested. Such personnel will have at least the same level of Product knowledge and skills as your personnel providing similar Services to your customers.

     o Marketing Events: You agree to participate in trade shows, executive conferences, and other marketing events, on dates and at locations mutually agreed to by the parties.

     o Telephone Support: You agree to provide telephone consulting services during your normal business hours to address technical questions related to demonstration, marketing, operation, use and installation of the Products.

     o Pre-sales Support: You agree to provide pre-sales technical support services and demonstration assistance for the Products to IBM on dates and at locations mutually agreed to by the parties.

     o On-Line Services: IBM often markets software products via an online service provider. In the event IBM decides to market your Products electronically, you agree, if requested by IBM, to obtain a user id (at your expense) from the on-line service provider for purposes of participating in interactive areas wherein actual and potential IBM customers of your Products may seek to exchange information and ask questions relative to your Products. While IBM may also participate in such interactive areas and respond to inquiries, there may be inquiries to which we cannot appropriately respond. Therefore, within two (2) business days of IBM's request, you agree to use your best efforts to furnish IBM with an appropriate response.

8.   Training:

You agree to provide the following training at no charge to IBM or its Affiliates. All training shall be conducted on dates and at locations mutually agreed to by the parties:

     o During each 12-month period during the term of this Agreement, you shall conduct (*) marketing training classes related to the demonstration and marketing of the Products.

     o During each 12-month period during the term of this Agreement, you shall conduct (*) technical training classes related to the installation and use of the Products.

For any additional training classes IBM may request, you agree to provide such training on dates and at locations mutually agreed to by the parties. For any additional training classes that the parties may agree to, IBM will reimburse your travel & living expenses in accordance with IBM's standard reimbursement policy, a copy of which will be provided to you on request.

9.   Billable Services:

"Billable Services" are other services above and beyond those specified in this Agreement. If the parties agree that you will provide Billable Services to IBM, you will furnish such services in a workmanlike manner in accordance with the terms and conditions of a separate IBM Agreement to be negotiated in good faith by the parties. Payment by IBM for Billable Services will be made to you in accordance with the separate IBM Agreement or IBM purchase order authorizing such Billable Services.

10.  Most Favored Customer

If, during the term of this Agreement you enter into an agreement with a third party for a relationship similar to the one set forth herein with terms that are more advantageous to such third party than those specified in this Agreement, then you shall promptly notify IBM in writing. IBM shall have the right within 30 days after receiving your notification to substitute such different terms for those specified in this Agreement, effective as of the date of availability of such terms to the third party. You shall return to IBM any payments IBM made subsequent to such date which are in excess of the payments required under the substituted terms.

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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11.  Warranty

11.1 Each party warrants to the other that it has the resources to perform its obligations under this Agreement, and that it will comply with any applicable laws, rules or regulations.

11.2 You represent and warrant on an ongoing basis that: (1) you have sufficient rights to the Products (including associated marks and names) to grant IBM the rights specified in this Agreement, and to grant customers the rights specified in your End User License or IBM's license agreement; (2) the Products conform to their specifications and any representations made by you to IBM or customers;
(3) the Products (including but not limited to Marketing Materials) do not infringe any patent, copyright, trademark or trade secret or any other intellectual property rights of any third party, and do not contain any virus or other harmful code; (4) all information you supply regarding the Products and Services, including the information you provide in the Marketing Materials, is accurate; and (5) the Products, when used in accordance with their associated documentation, are capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with the Products properly exchange accurate date data with the Products.

12.  Indemnification

You will defend and indemnify IBM, its Affiliates, customers and its and their end users, if a third party makes a claim against them, whether actual or alleged, based on your breach of any of the warranties contained in the Section entitled "Warranty." If an infringement claim of any type appears likely or is made against IBM, its Affiliates or customers, about a Product, you will obtain the necessary rights for IBM, its Affiliates and customers to continue exercising all rights granted under this Agreement, or you will modify the Product or its name so that it is non-infringing, or replace it with a Product that is functionally equivalent. In addition to any remedies specified in this Agreement, IBM may pursue any other remedy it may have in law or in equity. You will pay any settlement amounts you authorize and all costs, damages and attorneys' fees that a court finally awards if IBM promptly provides you notice of the claim, and allows you to control and cooperates with you in the defense of the claim and settlement negotiations. IBM may participate in the proceedings at its option and expense.

13.  Limitation of Liability

Except for claims arising under the Section entitled "Indemnification," neither party shall be liable to the other for any economic consequential damages (including lost profits or savings) or incidental damages, even if advised that they may occur. IBM's total liability is limited to payments due to you under this Agreement.

14.  Term and Termination

14.1 This Agreement shall be effective when signed by both parties and shall remain in effect unless terminated as set forth below.

14.2 IBM may terminate this Agreement for convenience on 90 days prior written notice to you. In recognition of the initial costs associated with IBM's marketing efforts for your Products, you may not terminate this Agreement for convenience during the first 12 months after its execution. After the first 12 months you may terminate this Agreement for convenience with 90 days prior written notice to IBM. The effective date of termination will be specified in such prior written notice.

14.3 Either party may terminate this Agreement if the other materially breaches its obligations. The termination must be by written notice specifically identifying the breach upon which it is based and will become effective 90 days after the notice, unless the breach is corrected during the 90 days.

14.4 At the end of the Agreement IBM will either pay you for, return to you, or destroy, any copies of the Products which IBM has in its inventory. IBM may continue marketing any Products in its inventory and distribution channels at the time of termination. Any terms of this Agreement which by their nature extend beyond the day this Agreement ends remain in effect until fulfilled, and apply to respective successors and assignees. Except as otherwise provided in a related agreement, upon termination of this Agreement, all rights and licenses granted by you to IBM shall cease, except IBM shall continue to have all necessary rights and licenses to perform the following activities: (a) IBM and its Affiliates may sell, lease, license and distribute any inventory of Products, (b) IBM and its Affiliates may continue to exercise the rights and licenses granted under this Agreement for up to six months after termination to fill

                                     Page 5
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customer orders IBM receives before the termination date, (c) for as long as necessary to provide maintenance and support to IBM customers. Any payment obligations by either party shall survive and continue. All rights and licenses granted to IBM's customers and to IBM for internal use shall survive and continue and shall in no way be affected by the termination of this Agreement.

15.  Information

All information exchanged under this Agreement is non-confidential. Neither party shall disclose the terms of this Agreement to any third party without the other party's prior written consent, except to the extent necessary to establish each party's rights hereunder, or, as required by applicable law or regulations. You agree not to issue press releases or other publicity regarding this Agreement or the relationship under it without IBM's prior written approval.

16.  Taxes

Each party is responsible for complying with the collection, payment, and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the sale, lease, delivery or license of the Products under this Agreement. Neither party is responsible for taxes that may be imposed n the other party. Situations may arise where governmental authorities require IBM to withhold from amounts payable to you. In such cases, IBM may withhold the amount of taxes due from payments to be made to you under this Agreement and remit the taxes withheld to the governmental authority.

17.  Notice

Any notice required or permitted under this Agreement will be sent to the representative named below, and shall be effective upon receipt as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt br facsimile receipt confirmation sheet.) Each party will notify the other if their coordinator changes.

For IBM:             For you:

International Business Machines Corporation     ShowCase Corporation
3200 Windy Hill Road - WG9A                     4131 Highway 52 North, Ste. G111
Atlanta, GA 30339                               Rochester, MN 55901
Attention:  Robert A. Kramich                   Attention:  John Freund
(770) 835-9349       (507) 288-5922

18.  General

18.1 Neither party guarantees the success of any marketing effort it engages in for the Products. IBM may independently develop, acquire, and market materials, equipment, or programs that may be competitive with (despite any similarity to) the Products or Services. Each party is responsible for its own costs, including all business, travel and living expenses incurred by the performance of this Agreement.

18.2 Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement. This Agreement is not to be construed as a commitment or obligation, express or implied, on the part of IBM that IBM will market, sell, purchase, license or sublicense any Products under this Agreement.

18.3 You may not assign, sell, transfer or subcontract any obligations under this Agreement without IBM's permission. Any act to do so is considered null and void. You will promptly notify IBM of any significant change to your business structure or operating environment.

Upon such notification, IBM may terminate this Agreement immediately.

18.4 Neither party will bring a legal action against the other more than two years after the cause of action arose. Each party waives a jury trial in any dispute. Failure by either party to demand strict performance or to exercise a right does not prevent either party from doing so later.

18.5 The parties are independent contractors. Personnel you supply are deemed your employees and are not for any purpose considered employees or agents of IBM. Each party assumes full responsibility for the actions of its personnel while performing its obligations under this Agreement and is solely responsible for their direction and compensation. The parties agree that use of the Products by IBM does not create any obligations for IBM in any way limiting or restricting the assignment of its employees. IBM and its employees are free to use any information, processing ideas, concepts or techniques disclosed in the Products for any purpose whatsoever, subject to your statutory patent and copyright riqhts.

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18.6 The laws of New York govern this Agreement. The United Nations' Convention on the International Sale of Goods does not apply.

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IBM
Reseller Attachment
--------------------------------------------------------------------------------

This Reseller Attachment sets forth the additional terms under which we may acquire the Products at the IBM Rate set forth herein and market and license such Products to our customers at prices to the customer established by IBM. This Reseller Attachment is invoked when IBM makes the unilateral election to market and license Your Products to a customer. IBM will notify you of our election to act as a reseller of your Products to a specific customer by sending you an IBM order as set forth in the Section below entitled, "Delivery," by mail, fax, or electronic means.

1.   Additional License Grants

To enable IBM to market and license your Products and Services to customers, you grant to IBM the non-exclusive rights and licenses set forth in this Section 1 in addition to the rights and licenses granted in the Agreement.

1.1 You grant IBM a non-exclusive right and license to use, copy, translate, reproduce, display, perform, market and distribute, in any medium or distribution technology whatsoever, whether known or unknown, the Products and Services to customers. Each time IBM provides a Product to a customer for productive use, IBM will pay you a royalty in accordance with the terms stated in this Agreement.

1.2 The license grant in 1.1 above allows IBM to resell and distribute your Products and Services to customers either alone or in combination with other IBM and/or non-IBM machines and/or software programs for the purpose of manufacturing or having manufactured copies of your Products on separate media or Preloading them onto computer systems, license the Products to customers under the terms of your end user license agreement ("End User License"), allow customers to evaluate them free of charge (limited to 60 days of trial use), and in some cases provide maintenance and support or additional services for the Products.

1.3 In certain situations or in certain geographies it may be advantageous to allow IBM to provide the Products and Services to customers under an IBM end user license agreement. Therefore, you hereby authorize IBM and its Affiliates to sublicense the Products to customers under the terms of an IBM end user license agreement. IBM is responsible for all licensing terms offered to its customers when IBM sublicenses the Products under its end user license. Hereafter, every reference in this Agreement regarding IBM's right to license the Products shall also include IBM's right to sublicense the Products. You warrant the accuracy of all statements in the attached completed Certificate of Originality. You agree to complete a new Certificate of Originality before adding any New Products to this Agreement.

1.4 These license grants include the right for IBM to authorize its Affiliates to do some or all of the foregoing. This Agreement does not grant IBM any ownership to any of the copyright rights in the Products.

2.   Your Responsibilities

2.1 Delivery You agree to deliver the Products specified by IBM in an order, and will use your best efforts to meet IBM's requested delivery dates and quantities. You will notify IBM within 5 working days of IBM's order if you can not meet IBM's request, and will include a proposed delivery schedule that you agree to meet. IBM can accept your proposed delivery schedule or cancel the order without liability. If requested by IBM, you agree to electronically confirm to IBM within one working day the date your Product shipped to IBM's customer. You will pay all transportation charges required for the shipment of the Products to the location IBM specifies.

2.2 Support: You agree to offer warranty, maintenance, and end user support Services to IBM customers that are at least as favorable as those you generally offer to your own customers for the Products. This offer shall be available to IBM customers during the term of this Agreement and for at least one year after delivery of each Product licensed to an IBM customer under your End User License. If a Product does not comply with its warranties, you agree to correct the problem without charge and in a timely manner.

2.3 Product Masters: You will provide IBM two (2) complete machine readable master copies of each of the Products listed in Section 4.0 of this Attachment, entitled "Royalties," in magnetic or optical media in a form suitable for use in manufacturing or preloading of such Products on computer systems. You agree to deliver such items within fifteen (15) days after the effective date of this Agreement.

2.4 Returns: You agree to give IBM a refund for any monies it paid for Products that contain an Error that, in IBM's reasonable judgement, render the Product unsuitable for marketing.

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2.5 Error Correction: You will use commercially reasonable efforts to correct reproducible Errors in the Products and associated documentation. If you are unable after such efforts to correct the Errors, you agree to replace the Products not meeting your warranty.

IBM will either return the defective Products to you, or destroy them, at your direction.

2.6 Marketing Materials: You agree to provide to IBM and its Affiliates at no additional charge: 1) a mutually agreed to number copies on an annual basis; and
2) camera ready artwork, suitable for use in manufacturing, of the Marketing Materials related to the Products in the local language of each country in the territory in which IBM or an IBM Affiliate is actively marketing your Products. IBM and its Affiliates may make unlimited copies of the Marketing Materials to provide to potential or actual customers. You authorize IBM to alter the Marketing Materials to indicate that IBM has the authority to market, price, license and provide services for the Products. IBM shall submit for your prior written approval all Marketing Materials which IBM prepares for marketing your Products to customers. Your consent to use all information included in such Marketing Materials, including but not limited to, content, descriptions, technical information and usage of trademarks, trade names and copyrighted materials shall not be unreasonably withheld. You shall respond in a timely manner to IBM for all such submissions. You also agree to provide to IBM a reasonable number of copies of your Products for demonstration purposes, as provided for in this Agreement.

3.   IBM's Responsibilities

3.1 Marketing Activities: IBM will use reasonable efforts to develop and implement a market support plan for the Products. The market support plan may include, at IBM's sole discretion, the following marketing activities for the
Products:

     o    identify and qualify customers for the Products;

     o    as appropriate, demonstrate the Products to customers;

     o    develop sales proposals;

     o advertise your Products in various trade magazines and other publications;

     o include your Products in trade shows, executive conferences, and other marketing events;

     o    implement telemarketing or direct mail campaigns;

     o    electronically publish information about your Products.

3.2 Activities: IBM is responsible for ordering, billing and accounts receivable activities related to the Products it licenses to customers.

4.   Royalties

4.1 IBM will pay you the royalty amount set forth in the following table ("IBM Rate") for each Product IBM or its Affiliates licenses to a customer. The formula used to calculate the IBM Rate for Products shall be the same formula used to calculate the IBM Rate for New Products. You agree not to charge IBM higher rates than those you charge to others who have a similar relationship with you. IBM is not obligated to license any minimum quantities. IBM payments to you will be at the IBM Rate subject to any withholding tax requirement and/or any applicable transaction based taxes (including, without limitation, sales and value-add taxes), and shall be net of refunds and adjustments granted to customers. With the exception of the IBM Rate (subject to any withholding requirements plus any applicable transaction based taxes), IBM will not pay you any other payments related to the Products (for example, under any IBM Business Partner Agreement). IBM shall have full freedom and flexibility in pricing your Products and in establishing the terms and conditions under which they are offered to customers. IBM is not required to pay you, and you agree not to charge IBM for, taxes for the Products which are licensed by IBM in the United States and Puerto Rico.

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

--------------------------------------------------------------------------------------------------------------------
Product
Type             Product Name                                                                          IBM Rate
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Strategy Promotion #1((*) workstations)(1)                                      (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Strategy Promotion #2 ((*) workstations)(2)                                     (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Server/Query ((*) workstations)                                                 (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Server/Query ((*) workstations)                                                 (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Server/Query ((*) workstations)                                                 (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Server/Query ((*) workstations)                                                 (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Server/Query ((*) workstations)                                                 (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Server/Query ((*) workstations)                                                 (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Server/Query ((*) workstations)                                                 (*)
--------------------------------------------------------------------------------------------------------------------
                                                                                                          (*)
-------------------------------------------------------------------------------------------------------------------
Products         ShowCase Report Writer(3) ((*) workstations)                                             (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Report Writer(3) ((*) workstations)                                             (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Report Writer(3) ((*) workstations)                                             (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Report Writer(3) ((*) workstations)                                             (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Report Writer(3) ((*) workstations)                                             (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Report Writer(3) ((*) workstations)                                             (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Report Writer(3) ((*) workstations)                                             (*)
--------------------------------------------------------------------------------------------------------------------
                                                                                                          (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Analyzer(4) ((*) workstations)                                                  (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Analyzer(4) ((*) workstations)                                                  (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Analyzer(4) ((*) workstations)                                                  (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Analyzer(4) ((*) workstations)                                                  (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Analyzer(4) ((*) workstations)                                                  (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Analyzer(4) ((*) workstations)                                                  (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Analyzer(4) ((*) workstations)                                                  (*)
--------------------------------------------------------------------------------------------------------------------
                                                                                                          (*)
--------------------------------------------------------------------------------------------------------------------
Products         ShowCase Distributor(5)                                                                  (*)
--------------------------------------------------------------------------------------------------------------------
Products         Essbase/400 Server                                                                       (*)
--------------------------------------------------------------------------------------------------------------------
Products         Essbase/400 Port(6) (concurrent Ports)                                                   (*)
--------------------------------------------------------------------------------------------------------------------

(1) ShowCase Strategy Promotion #1 is good through 7/31/97 and includes ShowCase Server/Query, ShowCase Report Writer and ShowCase Distributor.

(2) ShowCase Strategy Promotion #2 is good through 7/31/97 and includes ShowCase Server/Query, ShowCase Report Writer, ShowCase Analyzer, ShowCase Distributor, Essbase/400 Server and Essbase/400 Port.

(3) Report Writer requires Server.

(4) Analyzer will support Essbase/400 only.

(5) Distributor connection shall mean a line between two or more AS/400's.

(6) Minimum initial order of 5 ports required.

4.2 In the event IBM finds it necessary to offer a customer a special discount, then on a case by case basis IBM may request a lower IBM Rate for such transaction. If you agree to such lower IBM Rate, the parties will sign an amendment specifying the lower amount.

4.3 IBM has no royalty obligation for Products used for the following purposes:

     o for manufacturing copies of your Products on separate media or Preloading them onto computer systems;

     o preparation of Application Templates by IBM (including third parties under contract with IBM);

     o    marketing, demonstrations, customer evaluations and trial use;

     o    Product training and education of IBM and IBM Affiliate employees;

     o    Product maintenance and support;

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     o    backup and archival purposes;

     o    Basic Enhancements and Error corrections, or

     o    warranty replacement copies of the Products

4.4 Royalties are paid against revenue recorded by IBM in a royalty payment quarter. In the U.S., a royalty payment quarter ends on the last business day of the calendar quarter. Outside the U.S., a royalty payment quarter is defined according to IBM's current administration practices. IBM shall make payments to you 30 days following the close of the royalty payment quarter in which IBM invoices a customer for a Product. All payments to you shall be net of refunds, adjustments, and if applicable, taxes. Payment will be accompanied by a summary of the basis for determining its amount. IBM will maintain records to support the payment amount. Payment will be made by either electronic funds transfer, or by mail. Payment is deemed to be made on the date of electronic funds transfer, or on the date of mailing, as applicable. All payments will be made in U.S. dollars. Payments based on foreign revenue will be converted to U.S. dollars at the rate of exchange published by Reuters Financial Service on approximately the same day each quarter.

IBM
Cooperative Marketing Attachment
--------------------------------------------------------------------------------

In the event IBM makes the unilateral election to assist you, for a fee, in marketing of your Products to customers in the United States and Puerto Rico and under the terms of your End User License and at prices to the customer established by you, the provisions set forth in this Cooperative Marketing Attachment shall apply to all such transactions. IBM will notify you of its election to provide marketing assistance by sending to you a prospect registration letter.

1.   Appointment

You agree to accept or reject the prospect registration letter and sign and return it to IBM within ten (10) business days of receipt. Any rejection of the prospect registration letter by you must be accompanied by a statement indicating the basis of rejection. By accepting the prospect registration letter, you thereby designate and appoint IBM to act as your non-exclusive representative for the marketing of your Products to the customer identified therein for a period of six months following its effective date unless extended by mutual agreement. In such event, you will inform your personnel that IBM has elected to cooperatively market the Products to this customer.

2.   Expiration/Termination of the prospect registration letter

IBM may immediately commence reselling activities for a customer upon the earlier of expiration of the term of the prospect registration letter or upon notifying you that the customer identified therein has acquired the Products as a result of cooperative marketing activities. IBM may terminate a prospect registration letter for a customer by providing written notification to you. You agree to confirm in writing to IBM your receipt of any such notification and your understanding that IBM is prohibited from commencing reselling activities to that specific customer for a period of six months. IBM may commence reselling activities for the customer for which IBM is terminating the prospect registration letter. 1) immediately, if IBM has not commenced cooperative marketing activities or if you have rejected the prospect registration letter, or 2) six months after IBM's notice of termination in the event IBM has commenced cooperative-marketing activities. In the event of your rejection of a prospect registration letter, IBM may immediately commence reselling activities for the customer identified therein.

3.   IBM Business Partner Emblem

IBM hereby grants you the use of the IBM Business Partner emblem ("Emblem") in your advertising and promotional materials for the Products in the United States and Puerto Rico. You shall not use the Emblem prior to IBM's initial announcement of the availability of the Products. Any use must comply with the instructions set forth in guidelines issued by IBM from time to time entitled "IBM Advertising and Promotion Guidelines" ("Guidelines").

A copy of the Guidelines shall be provided to you and is incorporated herein by reference. You may not use the IBM logotype other than as part of the Emblem. Except for your press releases and as otherwise specified in the Guidelines, you do not need to provide to IBM for IBM's prior review and approval your advertising materials incorporating trademarks or trade names of IBM or that which refers to you as a participant in the IBM Software Vendor Marketing Program if such use complies with the Guidelines. You must provide to IBM for IBM's prior review and approval your press releases if such release makes any reference to the IBM Software Vendor Marketing Program. You shall make no reference to IBM, IBM equipment and IBM products that may be misleading. You agree to change, at your expense, any advertising materials which IBM, in its sole judgment, determines to be inaccurate, objectionable, misleading, or a misuse of IBM trademarks or trade names. You, on written demand by IBM, shall immediately cease the use of any materials that IBM deems to be in violation of this section. The authorization granted in this section shall terminate immediately upon the termination or expiration of this Agreement. IBM reserves the right to modify or revoke the authorization granted to you hereunder effective upon thirty (30) days written notice. Such revocation shall be effective immediately upon written notice in the event of any violation by you of the Guidelines or breach of this Agreement. Upon revocation of the rights granted in this section or upon termination or expiration of this Agreement, you shall cease using the Emblem, and shall destroy any and all advertising materials.

4.   Your Additional Responsibilities

4.1 Pricing - Notwithstanding anything contained herein, you shall retain full and absolute freedom and flexibility in pricing your Products, and in establishing the terms and conditions under which they may be offered to customers under the terms of this Cooperative Marketing Attachment.

4.2 Marketing Package - "Marketing Package" means materials provided by you to IBM for use in performing cooperative marketing activities. You agree to provide a Marketing Package to the IBM marketing representative identified in each prospect registration letter accepted by you. The Marketing Package shall include the following:

     o Software Vendor Marketing Programs Notice - an IBM supplied description of IBM's responsibilities to prospects with respect to the Product(s);

     o    Marketing Materials;

     o Order Form - an IBM supplied form on which orders for the Product(s) may be taken for you;

     o Price Schedule - a written statement supplied by you of your retail prices for the Product(s), including discounts offered, if any;

     o System Requirements Statement - a written statement supplied by you that identifies each Product's software and hardware dependencies and prerequisites;

     o    Your End User License.

IBM shall have the right to review the materials supplied by you in the Marketing Package and, except for your Price Schedule, to request reasonable modifications.

You shall give IBM forty-five (45) days prior written notice should you elect to change any materials supplied by you in the Marketing Package and shall provide IBM with a complete copy of the revised Marketing Package at least thirty days prior to the effective date of the changes. IBM shall have the right to review all changes to the Marketing Package and, except for your Price Schedule, to request reasonable modifications.

You shall at all times during the term of this Agreement ensure that the Marketing Package completely and accurately represents the Products and shall provide reasonable quantities of the most current Marketing Package to IBM upon request.

4.3 Marketing Support - You shall cooperate with IBM in the marketing of the Products. Such cooperation shall include the reasonable provision of technical support services and training to IBM (including, but not limited to, telephone support), and reasonable participation and assistance with sales calls to prospects, trade shows and conferences. In addition, you shall, in a manner reasonably consistent with industry practice, promote the Products through national and local advertising.

4.4 Customer Qualification - You shall promptly review the qualifications of each customer that has signed your End User License. If you determine that you are unwilling to accept an End User License, you shall so notify IBM in writing prior to notifying the customer. Your notice to IBM shall identify the reason for such rejection.

4.5 Shipment - You shall ship or deliver the Products no later than the requested shipment date contained in the order confirmation notice, as described herein, or within 7 days of receipt said notice, unless a different date is specified on your End User License. If such shipment date is not reasonably possible, you shall promptly notify the customer and IBM of your projected shipment date and shall ship, deliver or provide the Products at the earliest possible date.

4.6 Invoicing and Payment - You shall invoice and use reasonable efforts to collect all amounts payable under each End User License accepted by you. You shall pay to IBM the compensation set forth in the Section entitled, "Payment to IBM," and shall provide IBM with documentation and maintain records as provided therein. You shall timely notify IBM when a customer's signature on an End User License is independently obtained by you and payment is due IBM.

4.7 Order Confirmation - IBM may provide you with order confirmation notices identifying Products licensed by customers. You shall confirm in writing within ten (10) working days from date of receipt, the Products licensed by a customer, the dollar value of the related End User License(s) and the estimated date you will pay to IBM the associated fees as described in the Section entitled, "Payment to IBM."

5.   IBM'S Additional Responsibilities

5.1 Marketing Support Activities - IBM will, at its sole cost, undertake the following Marketing Support Activities for the Products:

     o provide to you the Emblem as described in the Section entitled, "IBM Business Partner Emblem" of this Agreement; and

     o issue an availability notice to the marketing force that describes the Products and announces that the marketing force may solicit and obtain orders for the Products on your behalf,

     o make available to you a registration process whereby you may accept or reject a customer; and

     o include Your Products (identified as Software Vendor Marketing Programs offerings) in IBM National Solution Center database.

5.2 Marketing Activities - In addition, IBM may at its sole discretion and cost, undertake some or all of the following Marketing Activities for the Products:

     o    identify a customer for the Products;

     o    qualify the customer;

     o participate in joint sales calls with you, including marketing presentations and/or Product demonstrations;

     o    proposal support;

     o solicit and obtain orders from customers on the Order Form and obtain the customer's signature on your End User License and forward or facilitate the forwarding of the same to you;

     o in a manner and amount that IBM deems appropriate, compensate the marketing force based upon fees received by IBM from you under this Agreement.

6.   PAYMENT TO IBM

6.1 IBM FEE - in consideration for the Marketing Support Activities and Marketing Activities provided by IBM as described herein, you shall owe IBM a fee ("IBM Fee"), listed in the table below, equal to the applicable percentage of the total revenue received by you for Products under:

     o (a) Your End User License agreements with customers obtained as a result of Marketing Activities (with or without an order confirmation notice and/or with or without a prospect registration); and

     o (b) Your End User License agreements with customers rejected by you under the Subsection entitled "Customer Qualification": provided, however, that you subsequently accept a signed End User License agreement for the Products from such customers during the term of this Agreement and for six (6) months after IBM's withdrawal of the Products from marketing; and

     o (c) Additional End User License agreements for Products issued to customers by you during the term of this Agreement and six (6) months after IBM's withdrawal of the Products from marketing which are a direct or follow-on result of IBM's Marketing Activities; and

     o (d) Your End User License agreements with customers obtained as a result of IBM's Marketing Activities initiated before IBM's withdrawal of the Products from marketing and three (3) months following said withdrawal.

-------------------------------------------------------------------------------
Product Type    Product Name              IBM Fee
-------------------------------------------------------------------------------
Products        Showcase Strategy         (*) of Your Revenue for Products
-------------------------------------------------------------------------------

6.2 Payment Obligation - The IBM Fee for Marketing Activities shall accrue when the customer's license fee for the Products becomes payable to you.

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3 Remittance - Your payment of the IBM Fee shall be made to IBM within thirty
(30) days after the close of each calendar month in which you receive payment from a customer for Products. Your payment of the IBM Fee shall be accompanied by an activity report summarizing the basis for the payment to IBM, and shall include: the name, quantity, and unit price of each Product licensed by each customer, the order confirmation control number, the IBM feature and/or program number, the total due you from each customer, the total customer payments received by you, the total fee due to IBM, the total fees paid to date to IBM under each of your End User License(s), and the fee amount due for the reporting month. For months in which no payment is due IBM, you will send an activity report so stating. In addition, in the event: (a) you reject a customer-signed End User License agreement; (b) a customer cancels its order prior to making payment to you; or (c) you grant a customer a refund, the activity report shall contain detailed information identifying the reasons for and amounts of any resulting adjustment in payment due IBM.

6.4 Payments - Any payments due IBM under this Agreement shall be separate from, and in addition to, any due IBM under any other agreement between the parties. Your payments to IBM under this Agreement shall be sent to:

     IBM Corporation
     Vendor Marketing Programs Control Desk
     Department BAR (WG09A)
     3200 Windy Hill Road
     Atlanta, GA 30339

6.5 IBM Fee Dispute - In the event IBM determines that additional payment is due, IBM will issue an invoice for such additional amount with supporting documentation. Except for disputed fees, you agree to pay such invoice within 30 days of receipt. In the event a dispute arises over fees due to IBM, IBM and you agree to work in good faith toward a mutually agreeable resolution of the dispute.

IBM
Public Sector Attachment
--------------------------------------------------------------------------------

This Public Sector Attachment is considered part of the Agreement. It establishes additional terms and conditions under which IBM may, at its sole discretion, market and/or license your Products and Services to Public Sector customers under your End User License. Public Sector customers include federal government, federal government owned or affiliated (or sponsored) corporations or other organizations involved in federal government procurement activities, including but not limited to organizations that are authorized to procure using IBM's General Services Agreement (GSA) Schedule Contract, or equivalent documentation, and prime contractors and subcontractors who are engaged in federal government procurement opportunities. Though actual usage of the Products may occur outside the geographical boundaries of the Public Sector customer's home country, such as embassies, the end user will be bound by the end user license agreed to by the Public Sector's home country.

If the terms of this Attachment conflict with any terms of the MRA, the terms of this Attachment will prevail.

1.   Cooperative Marketing

When IBM elects to assist you for a fee in marketing your Products and Services to Public Sector customers as set forth in the Cooperative Marketing Attachment, you will contract directly with the Public Sector customer.

You shall 1) promptly disclose to all Public Sector customers the existence of this Agreement, including the existence of the contingent fee payment arrangement in effect with IBM that would apply to the Public Sector customer's acquisition of the Product(s), 2) promptly, completely, and accurately execute any certifications, representations, and disclosure documents that may be required by any Public Sector customers to comply with federal regulations requiring certification and disclosure of contingent fee arrangements applicable to the acquisition of the Product(s).

2.   Product Reselling

When IBM resells your Products for licensing to Public Sector customers, the following additional terms apply:

1. Any limited license, limited preview, trial or demonstration use of the Product(s) may be offered to Public Sector customers under the terms of the IBM Agreement for Trial or Loan - Federal, or a similar IBM agreement, rather than your End User License or your Trial License Agreement.

2. Once the Public Sector customer decides to procure your Products, IBM will attempt to have the Public Sector customer directly execute your End User License. In the event the Public Sector customer insists on one contracting party, you authorize IBM to offer your End User License to the Public Sector customer such that IBM and the customer will be the parties to the license. In such cases, you agree that the license terms are inapplicable to IBM, but rather govern the Public Sector customer's use of your Product(s).

3. You agree that your End User License terms may be modified as directed by the procurement rules and regulations of the Public Sector customer or as otherwise appropriate.

4. Specifically for Public Sector customers in the United States whose procurement is governed by the Federal Acquisition Regulation ("FAR"), you agree:

     o (a) the minimum rights granted to such customers is that specified in the Restricted Rights Notice (JUN 1987);

     o (b) the Products IBM is authorized to market and license to Public Sector customers are published copyrighted commercial computer software meeting the definition of "restricted computer software" as defined in FAR 52.227-14 (JUN 1987). Such Products also meet the definition of Commercial item as defined in FAR 2.101 (AUG 1996).

     o (c) you agree to the following clauses which must be contained in all IBM subcontracts:

          - (i) FAR 52.226-26, Equal Opportunity

          - (ii) FAR 52.222-36, Affirmative Action for Handicapped Workers;

          - (iii) FAR 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans; and

          - (iv) FAR 52.247-64, Preference for Privately Owned U.S. Flagged Commercial Vessels.

     o (d) You agree to accurately notify IBM whether your Products are domestic end products for purposes of the Buy American Act (BAA), the Trade Agreements Act (TAA) and related Public Sector statutes and regulations. For purposes of this subparagraph, a domestic end product which is software consists of Products as to which the country of media replication, the country of printing of publications for such Products, and the final assembly of such media and related publications into the Products, completely occurs in the United States.

5. Insofar as disputes are concerned, you agree that IBM may resolve disputes with Public Sector customers in accordance with those customers' own disputes resolution procedures.

6. In addition to the warranties set forth in this Agreement, you hereby represent and warrant that you have all the rights to allow IBM to market and license your Products to Public Sector customers. You warrant that you are not suspended or debarred from doing business with any Public Sector customer.

7. To the extent required by regulation or statute, you agree to provide supporting data including that with respect to your Product(s)' pricing, location of manufacture, and commerciality.